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(202) 835-5162
Steve Tamburo (Investor Relations)
(202) 835-4309

RIGGS REPORTS 2003 THIRD QUARTER RESULTS

WASHINGTON, D.C., October 22, 2003 – Riggs National Corporation (NASDAQ: RIGS) today reported results for the third quarter of 2003, reflecting net income of $122 thousand, or $0.00 per diluted share, compared with net income of $5.4 million, or $0.19 per diluted share, for the third quarter of 2002.

For the first nine months of 2003, Riggs had net income of $7.8 million, or $0.27 per diluted share, compared with net income of $10.8 million, or $0.37 per diluted share, during the first nine months of 2002.

“Riggs achieved a major milestone during the third quarter by completing our bank-wide technology upgrade,” said Robert L. Allbritton, Chairman and Chief Executive Officer of Riggs National Corporation. “As a result of this conversion, we expect to operate more efficiently and provide greater value to our customers. We also continued our focus on our open architecture wealth management model by completing the sale of our proprietary Riggs Funds to Federated Investors.”

Net Interest Income

For both the three and nine month periods ended September 30, 2003, net interest income was adversely impacted by several factors, including a new accounting standard applicable to Riggs’ trust preferred securities, a new compensation methodology implemented by the United States Department of the Treasury for financial agent banks, and persistently low interest rates. While the new accounting standard relating to trust preferred securities and the new Treasury methodology relating to financing agent banks impacted net interest income, these factors did not affect reported net income.

Net interest income before loan loss provisions for the third quarter of 2003 was $34.5 million compared to $47.4 million for the same quarter in 2002. During the third quarter of 2003, Riggs recorded provisions for loan losses of $580 thousand, compared to $1.4 million in loan loss provisions recorded during the third quarter of 2002. As a result, net interest income after provision for loan losses was $33.9 million for the third quarter of 2003 compared to $46.0 million for the same quarter in 2002, a decrease of 26%.

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Page Two – Riggs Third Quarter 2003 Earnings

Net interest income before loan loss provisions for the nine months ended September 30, 2003 was $128.4 million compared to $143.4 million for the comparable period in 2002. During the first nine months of 2003, the Company recorded a loan loss provision of $2.3 million, compared to a loan loss provision reversal of $268 thousand for the first nine months of the prior year. As a result, net interest income after provision for loan losses was $126.1 million for the nine months ended September 30, 2003 compared to $143.6 million for the same period in 2002, a decrease of 12%.

In accordance with a new accounting standard which became effective during the third quarter of 2003, Riggs began accounting for its trust preferred securities, which had previously been accounted for as minority interest, as long-term debt. As a result of this change, interest expense for the quarter includes $5.4 million that, prior to implementation of the new accounting standard, would have been classified as minority interest expense, thereby not impacting net interest income.

In addition, beginning on July 14, 2003, the United States Department of the Treasury changed the method by which it compensates financial agent banks. Under the prior compensation methodology, Riggs was compensated by interest earned on Department of the Treasury deposit balances, which was reflected in net interest income. As a result of the change in compensation methodology, Riggs earned income of $1.4 million during the third quarter of 2003 in its capacity as a financial agent bank, which was recognized as non-interest income.

Finally, net interest income continues to be adversely impacted by the rapid repayment of mortgages and mortgage-backed investment securities as a result of a low interest rate environment. This resulted in more rapid amortization of purchase premiums and deferred acquisition costs, which adversely impacted interest income.

Non-interest Income

Non-interest income for the third quarter of 2003 totaled $28.6 million, an increase of $1.5 million, or 6%, from $27.1 million during the comparable period in 2002. Non-interest income for the third quarter ended September 30, 2003 includes $1.4 million of realized securities gains compared to $6.0 million of securities gains in the comparable period of the prior year. Also included in non-interest income for the quarter ended September 30, 2003 are $1.0 million of losses related to venture capital investments. Comparable losses during the same period of the prior year were $3.2 million. Non-interest income for the quarter ended September 30, 2003 includes approximately $2.2 million of net gains from key man insurance coverage and $1.2 million from the previously announced sale of the Riggs Funds. Finally, as noted above, the Department of the Treasury changed its method for compensating financial agent banks, which resulted in a $1.4 million increase in non-interest income in the third quarter of 2003 compared to the prior year’s period.

Non-interest income for the first nine months of 2003 was $84.8 million, compared to $68.7 million for the comparable period in 2002, an increase of 23%. Non-interest

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Page Three – Riggs Third Quarter 2003 Earnings

income for the nine month period ended September 30, 2003 includes $12.6 million of realized securities gains compared to $7.4 million of securities gains in the comparable periods of the prior year. Also included in non-interest income for the nine month period ended September 30, 2003 are $3.6 million of losses related to venture capital investments. Comparable losses during the same period of the prior year were $13.7 million.

Trust and investment advisory income declined $1.1 million for the quarter and $5.3 million for the nine month period ended September 30, 2003 compared with the comparable periods of the prior year. This is primarily attributable to the previously reported renegotiation of a 10-year agreement with the real estate advisor to the Multi-Employer Property Trust. Revenues associated with this activity decreased by $637 thousand and $3.8 million for the three and nine months ended September 30, 2003, respectively, compared with the comparable periods of the prior year.

Non-interest Expense

Non-interest expense for the third quarter of 2003 was $66.2 million, a $6.9 million increase from the same quarter of the prior year. Approximately $3.0 million of this increase is attributable to the Company’s bank-wide technology upgrade implementation during the quarter ended September 30, 2003 and represents primarily contract labor costs. The Company also incurred an additional $2.3 million of consulting expense related to its compliance with the Bank Secrecy Act and related laws and regulations.

Non-interest expense for the first nine months of 2003 was $190.6 million, a $14.7 million increase from the comparable period of 2002. This increase is primarily the result of a $5.2 million increase in Project EPS related expenses over project expenses in the comparable period of the prior year, a $3.8 million write-down of a London property in the second quarter of 2003, and $3.9 million of non-recurring consulting expenses related to compliance with the Bank Secrecy Act and related laws and regulations.

Effective Tax Rates

The effective tax rate on Income before Taxes and Minority Interest for the nine month period ended September 30, 2003 was 27% which compares to 35% for the comparable period of the prior year. The primary reason for the decrease was the recognition of greater than anticipated research and development tax credits associated with internal technology projects. In addition, beginning this quarter, trust preferred securities are classified on the Consolidated Statements of Condition as long-term debt and, accordingly, the consolidated tax provision reflects a benefit related to the interest on this debt. Previously, the expense and related tax benefit were netted and included in the Consolidated Statements of Income as Minority Interest in Income of Subsidiaries, Net of Taxes. Also, the previously mentioned gains from key man insurance are not tax effected.

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Page Four – Riggs Third Quarter 2003 Earnings

Capital Position

Riggs continues to maintain a strong regulatory capital position well in excess of minimum requirements. The Company’s total and leverage capital ratios were 19.1% and 8.3%, respectively, compared to regulatory minimums of 8.0% and 4.0%. During the quarter ended September 30, 2003, Riggs repurchased $6.5 million of its trust preferred securities and continues to seek opportunities to purchase additional trust preferred securities in the open market.

Non-performing Assets

Non-performing asset levels remain low. Non-performing assets at September 30, 2003 were $4.1 million compared with $1.4 million at September 30, 2002. This increase is attributable primarily to a single problem credit. Total reserve for loan losses at September 30, 2003 was $26.7 million and the ratio of the reserve for loan loss to total loans was .91%.

Dividend

Separately, the Board of Directors of the Company declared a dividend of $0.05 per share on its Common Stock. This dividend is payable on November 3, 2003 to shareholders of record on October 28, 2003.

* * *

Riggs National Corporation, the largest bank holding company headquartered in the nation’s capital, has 48 branches in the Washington, D.C. metropolitan area, as well as locations in Miami, London, the Channel Islands and Berlin. As the holding company of the leading banking institution in the nation’s capital, Riggs commands the largest market share serving one of the most affluent areas of the country, with specialized banking and financial management products and services for individuals, nonprofit organizations, and businesses. Riggs is also the dominant financial institution serving embassies, both in the United States and abroad. More information on the Company can be found at the Company’s website www.riggsbank.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the anticipated cost savings and losses, gains resulting from the repurchase of trust preferred securities, efficiency gains, performance and customer service enhancements, and other effects of the initiatives described above. A variety of factors could cause the Company’s results and experiences to differ materially from those expressed or implied by the forward-looking statements, including the Company’s success in executing these strategies, and its business generally. Additional factors that could affect the Company’s future earnings, operations, performance, development, growth and projections, include, but are not limited to, the weakening of the economy, changes in credit quality or interest rates, the impact of competitive products, services and pricing, customer business requirements, Congressional legislation, the timing of technology enhancements for products and operating systems, volatility of the venture capital portfolios, the collectability of loans and similar matters. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this earnings release.

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Page Five – Riggs Third Quarter 2003 Earnings

RIGGS NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

EARNINGS:
Interest Income	$52,863	$64,922	$178,436	$194,260
Interest Expense	18,352	17,517	50,009	50,900

Net Interest Income	34,511	47,405	128,427	143,360
Provision for Loan Losses	580	1,400	2,321	(268)

Net Interest Income After Provision for Loan Losses	33,931	46,005	126,106	143,628
Noninterest Income Excluding Securities Gains, Net	27,207	21,157	72,287	61,312
Securities Gains, Net	1,423	5,973	12,557	7,395

Total Noninterest Income	28,630	27,130	84,844	68,707
Total Noninterest Expense	66,188	59,305	190,618	175,952

Income Before Taxes and Minority Interest	(3,627)	13,830	20,332	36,383
Applicable Income Tax Expense	(3,749)	4,424	5,437	12,560
Minority Interest, Net of Taxes	—	4,015	7,075	13,005

Net Income	$122	$5,391	$7,820	$10,818

Basic Earnings Per Share	$—	$.19	$.27	$.38
Diluted Earnings Per Share	—	.19	.27	.37

AVERAGES:
Total Assets	$6,083,389	$6,240,264	$6,446,259	$5,958,050
Total Earning Assets *	5,432,593	5,663,196	5,818,358	5,381,004
Total Loans, Net of Premium, Discount & Fees	2,968,304	2,906,844	2,999,854	2,850,615
Total Interest-Bearing Deposits	3,771,599	4,445,897	4,193,297	4,133,987
Total Noninterest-Bearing Deposits	561,787	514,900	558,346	509,862
Total Deposits	4,333,386	4,960,797	4,751,643	4,643,849
Total Interest-Bearing Liabilities	5,021,573	4,933,564	5,208,646	4,653,921
Total Stockholders’ Equity	371,175	381,705	385,386	371,291

OTHER FINANCIAL INFORMATION:
Venture Capital Investment Loss	$(979)	$(3,155)	$(3,637)	$(13,743)
Net Interest Margin**	2.61%	3.40%	3.03%	3.63%
Return on Average Assets	.01%	.34%	.16%	.24%
Return on Average Stockholders’ Equity	.13%	5.60%	2.71%	3.90%
Common Shares Outstanding	28,609,065	28,505,354	28,609,065	28,505,354
Average Common Shares Outstanding	28,580,404	28,505,393	28,547,817	28,504,684
Average Diluted Shares Outstanding	29,248,181	28,800,633	29,061,595	28,862,583
Book Value Per Common Share Outstanding	13.38	13.52	13.38	13.52
Period End Stockholders’ Equity to Total Assets	6.53%	6.04	6.53%	6.04%

PERIOD END:
Total Assets			$5,861,765	$6,377,058
Total Earning Assets *			5,061,554	5,761,369
Total Loans, Net of Premium, Discount & Fees			2,945,677	2,849,558
Total Goodwill			6,694	6,694
Total Core Deposits and Other Intangibles			328	486
Total Interest-Bearing Deposits			3,402,651	4,407,729
Total Noninterest-Bearing Deposits			629,473	614,205
Total Deposits			4,032,124	5,021,934
Total Interest-Bearing Liabilities			4,710,321	4,876,412
Minority Interest-Trust Preferred Securities***			—	281,584
Total Stockholders’ Equity			382,837	385,472

*Excludes venture capital investments
**Tax-equivalent basis
***At September 30, 2003, $242.1 million of trust preferred securities have been reclassified to long-term debt in accordance with SFAS 150 and is included in Total Interest Bearing Liabilities

Certain prior year balances have been reclassified to conform with the current year presentation

Page Six – Riggs Third Quarter 2003 Earnings

RIGGS NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS (Unaudited)
(In thousands, except per share amounts)

	September 30,	September 30,
	2003	2002

NONPERFORMING ASSETS AND PAST DUE LOANS:
Nonaccrual Loans	$3,950	$196
Renegotiated Loans	—	255
Other Real Estate Owned and Other Repossessed Assets, Net	173	937

Total Nonperforming Assets	$4,123	$1,388

Loans Past Due 90 Days or More	$10,529	$11,660

Potential Problem Loans	$860	$242

Nonaccrual Loans to Total Loans	0.13%	0.01%
Nonperforming Assets to Total Loans and Repossessed Assets Owned, Net	0.14%	0.05%
Nonperforming Assets to Total Assets	0.07%	0.02%

RESERVE FOR LOAN LOSSES:
Reserve for Loan Losses	$26,697	$26,140
Reserve for Loan Losses to Total Loans****	0.91%	0.92%
Reserve for Loan Losses to Nonaccrual and Renegotiated Loans	675.87%	5,796.01%
Net Charge-Offs for the Three Months	$266	$815
Net Charge-Offs to Average Loans for the Three Months	0.01%	0.03%
Net Charge-Offs for the Nine Months	$1,637	$3,792
Net Charge-Offs to Average Loans for the Nine Months	0.05%	0.13%

CAPITAL RATIOS:
RIGGS NATIONAL CORPORATION:
Tier 1 Capital to Risk-Weighted Assets	13.54%	14.90%
Combined Tier 1 & Tier 2 Capital to Risk-Weighted Assets	19.13%	22.42%
Leverage	8.31%	7.97%

RIGGS BANK N.A.:
Tier 1 Capital to Risk-Weighted Assets	12.06%	14.48%
Combined Tier 1 & Tier 2 Capital to Risk-Weighted Assets	12.80%	15.29%
Leverage	7.44%	7.79%

****excludes loans held for sale in 2002 and 2003

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